D'Ancona & Pflaum LLC
            111 East Wacker Drive
            Suite 2800
            Chicago, Illinois 60601-4205

            Board of Trustees
            The Kenwood Funds
            10 South LaSalle Street, Suite 3610
            Chicago, IL  60603

            September 1, 1999

                  Re:      The Kenwood Funds

            Ladies and Gentlemen:

                 We have acted as counsel for The Kenwood Funds (the
            "Trust") in connection with the registration under the Securities Act of 1933 (the "Act") of an indefinite number of shares of beneficial interest of the series of the Trust designated Kenwood Growth & Income (the "Shares") in registration statement no. 333-1171 on Form N-1A (the "Registration Statement").

                 In this connection we have examined originals, or
            copies certified or otherwise identified to our satisfaction, of such documents, corporate and other records, certificates and other papers as we deemed it necessary to examine for the purpose of this opinion, including the agreement and declaration of trust (the "Trust Agreement") and bylaws of the Trust, actions of the board of trustees of the Trust authorizing the issuance of shares of the Funds and the Registration Statement.

                 Based on the foregoing examination, we are of the
            opinion that upon the issuance and delivery of the Shares of each Fund in accordance with the Trust Agreement and the actions of the board of trustees authorizing the issuance of the Shares, and the receipt by the Trust of the authorized consideration therefor, the Shares so issued will be validly issued, fully paid and nonassessable (although shareholders of the Fund may be subject to liability under certain circumstances as described in the statements of additional information of the Trust included as Part B of the Registration Statement under the caption "General Information").

                 We consent to the filing of this opinion as an exhibit
            to the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under section 7 of the Act.

                                          Very truly yours,

                                          D'ANCONA & PFLAUM LLC
                                          By:  /s/ Sheldon R. Stein
                                               ------------------------
                                               Sheldon R. Stein, Member